As filed with the Securities and Exchange Commission on May __, 2001
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           -------------------------


                          CRYO-CELL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                   Delaware                                      22-3023093
        (State or other jurisdiction of                       (I.R.S. Employer
          incorporation or organization)                     Identification No.)

        3165 McMullen Booth Road, Building #5
                 Clearwater, Florida                                33761
      (Address of principal executive offices)                   (Zip code)


                            ADVISOR COMPENSATION PLAN
                            (Full title of the plan)


            Daniel D. Richard                                727-723-0333
  3165 McMullen Booth Road, Building #5                  (Telephone number,
        Clearwater, Florida 33761                       including area code,
 (Name and address of agent for service)                of agent for service)



---------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                       Proposed maximum          Proposed maximum
Title of securities to be        Amount to be         offering price per        aggregate offering          Amount of
        registered                Registered               share(2)                  price(2)           registration fee
--------------------------- ---------------------- ------------------------- ------------------------- --------------------
Common Stock (par value       15,000 additional             $4.88                    $73,200                 $22.18
$0.01)                           shares (1)
--------------------------- ---------------------- ------------------------- ------------------------- --------------------

(1)Includes 15,000 shares of common stock, issuable for counseling and advisory services to McDermott, Will & Emery.

(2)Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Company on the Nasdaq National Market System on May 29, 2001.



--------------------------------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by Cryo Cell International, Inc. (the "Company") (File No. 333-75917) with the Securities and Exchange Commission (the "Commission") is incorporated by reference.

                  The following documents are also incorporated by reference into this registration statement:

                  The Annual Report of the Company on Form 10-KSB for the year ended November 30, 2000, and the Company's Quarterly Report on Form 10-QSB for the period ended February 28, 2001 which have heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.
         ---------

         The exhibits required by Item 601 of Regulation S-K are listed in the
Exhibit Index hereto.

Item 9.  Undertakings.
         -------------

(a) The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clearwater, State of Florida on May 14, 2001.

                                             CRYO-CELL INTERNATIONAL, INC.


                                             By:     /s/ Daniel D. Richard
                                                --------------------------------
                                                      Daniel D. Richard
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel D. Richard and Jill M. Taymans, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed by the following persons in the capacities and on the dates indicated:

          Signature                      Title                         Date
          ---------                      -----                         ----
/s/ Daniel D. Richards           Chief Executive Officer and
-------------------------------- Chairman of the Board              May 14, 2001
    Daniel D. Richard            (Principal Executive Officer)

/s/ Wanda D. Dearth              President and Chief Operating
-------------------------------- Officer,  Director                 May 14, 2001
    Wanda D. Dearth


/s/ Gerald F.  Maass             Executive Vice President,          May 14, 2001
-------------------------------- Director
    Gerald F. Maass

/s/ Jill M. Taymans              Chief Financial Officer
--------------------------------                                    May 14, 2001
    Jill M. Taymans

/s/ Ed Modzelewski               Director
--------------------------------                                    May 14, 2001
    Ed Modzelewski

/s/ Frederick C.S. Wilhelm
--------------------------------                                    May 14, 2001
    Frederick C.S. Wilhelm       Director

/s/ Junior Winokur
--------------------------------                                    May 14, 2001
    Junior Winokur               Director

/s/ Mercedes Walton
--------------------------------                                    May 14, 2001
    Mercedes Walton              Director

/s/ Ronald Richard
--------------------------------                                    May 14, 2001
    Ronald Richard               Director

                                  EXHIBIT INDEX


Exhibit
Number                         Description of Exhibit
------                         ----------------------


 5.1 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23.1 Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23.2           Consent of Weinick Sanders Leventhal & Co.

 24 Power of Attorney (included with the signature page to this registration statement).